UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  November 9, 2010

aVINCI MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-17288	75-2193593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11781 South Lone Peak Parkway, Suite 270
Draper, UT 84020
(Address of principal executive offices) (Zip Code)

801- 495-5700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Agreement to Provide Services to World Wresting Entertainment, Inc.

aVinci Media Corporation (“aVinci”) and World Wrestling Entertainment, Inc. (“WWE”) entered into a Consumer Product License Agreement effective November 1, 2010 through May 24, 2011, and subject to extension by agreement, whereby aVinci working directly with WWE obtained the rights to sell and produce officially licensed products constituting and incorporating WWE copyrighted materials including photographs, images, logos, and designs.  Under the agreement, WWE granted aVinci access to its vast library of digital images and design content including images of wrestlers, divas, entertainers, events and illustrations for aVinci to be able to offer WWE fans unprecedented access to merchandise incorporating the images.

The agreement allows aVinci to offer two types of products; (i) products made from WWE trademarked images such as event and athlete photos (i.e. cards and posters featuring WWE athletes), and (ii) products designed to allow any fan to juxtapose his or her photo with WWE’s trademarked images (i.e. products featuring the fan at a WWE event).  Products to be sold under the agreement include electronic files for social sharing, prints, cards, posters, stickers, wall clings, stickers, greeting cards, trading cards (produced under an agreement with Topps, the official WWE trading card supplier), mousepads, mugs and other print products.

aVinci’s first offering of WWE image products represents the potential for  WWE to monetize its vast library of digital content including images and design content.  WWE, a global leader in entertainment, provides family-friendly entertainment across platforms including television programming, pay-per-view, digital media and publishing.  WWE programming reaches more than 500 million homes worldwide, and estimates put WWE’s website traffic at more than 10 million visits per month.  Through a collaborative effort by aVinci and WWE, a “make your own” product site accessed on WWE’s primary website launched on November 8, 2010.  Fans can link to the new site though a dedicated link on WWEShop.com, banner ads, sites ads and other links. On this unique site, fans choose an image from the WWE library and aVinci’s proprietary multimedia product creation engine displays products for sale such are cards, posters, mugs, etc., all of which incorporate the specific image selected.  The WWE image library will be refreshed weekly with new images from recent WWE events and WWE’s archive.  Limited edition and athlete autographed products will also be offered to fans.

aVinci’s second offering represents a new and unique product allowing WWE fans to take their own photos and combine them with WWE images and content in a branded fan “mashup.”  To create unique products a fan texts, emails or uploads his or her photo to wwecreate.com where aVinci’s product creation engine combines the image with a WWE branded design in seconds to create an ultimate consumer brand engagement product.  Fans can buy products where the fan appears as a featured attraction at WWE events.

WWE and aVinci will be working closely to promote aVinci’s new product offerings through WWE website ads, direct emails, product placements at WWE events, broadcast ads through various WWE media outlets and specific WWE promotions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

aVINCI MEDIA CORPORATION: (Registrant)

Date: November 9, 2010	By:	/s/ Chett B. Paulsen
CHETT B. PAULSEN
Chief Executive Officer/President

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